Exhibit 99.1 Integra LifeSciences Reports Select Preliminary Fourth Quarter and Full-Year 2022 Financials Fourth Quarter 2022  Fourth quarter 2022 revenue is expected to be in a range of $397 million to $398 million, representing a decrease of approximately 2% on a reported basis and an increase of approximately 3% on an organic basis compared to 2021.  Fourth quarter 2022 adjusted earnings per diluted share is expected to be above the high end of the Company’s October guidance range. Full-Year 2022  Full-year 2022 revenue is expected to be in a range of $1,557 million to $1,558 million, representing an increase of approximately 1% on a reported basis and an increase of approximately 4% on an organic basis compared to 2021.  Full-year quarter 2022 adjusted earnings per diluted share is expected to be above the high end of the Company’s October guidance range. PRINCETON, N.J., Jan 10, 2023 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, announced today certain unaudited preliminary fourth quarter and full-year 2022 financial results. Preliminary Fourth Quarter and Full-Year 2022 Revenue and Adjusted Earnings Per Diluted Share Fourth quarter 2022 revenue is expected to be in the range of $397 million to $398 million, representing a decrease of approximately 2% on a reported basis and an increase of approximately 3% on an organic basis compared to the prior year. Revenue is in line with the outlook the Company provided in October. Fourth quarter 2022 adjusted earnings per diluted share is expected to be above the high end of the Company’s October guidance range.

The Company expects full-year 2022 reported revenue to be in the range of $1,557 million to $1,558 million, representing an increase of approximately 1% on a reported basis and an increase of approximately 4% on an organic basis. Full-year quarter 2022 adjusted earnings per diluted share is expected to be above the high end of our October guidance range and above the mid-point of the Company’s original February guidance range. The preliminary results set forth above are unaudited and remain subject to completion of the Company’s financial closing procedures. For further information regarding the Company's use of adjusted earnings per diluted share, a non-GAAP financial measure, please refer to the discussion of non-GAAP financial measures contained herein. “I am pleased with our fourth quarter and full year 2022 results, which we attribute to the diversity and quality of our portfolio and the resilience of our talented team in a tough macro environment,” said Jan De Witte, Integra LifeSciences president and chief executive officer. “After excluding the impact of foreign exchange and the sale of the traditional wound care business, we achieved the initial revenue expectations we communicated in February 2022 and met our original adjusted earnings commitments while investing in capabilities to strengthen Integra’s future performance.” Share Repurchase Program The Company is reiterating its plans to initiate a $150 million share repurchase in 2023. The Company may repurchase shares at its discretion, subject to applicable regulatory and other legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions, regulatory requirements, and other corporate considerations, and could be suspended or discontinued at any time as determined by management. Commencement of share repurchases is expected to occur in early 2023, and the Company may utilize various methods to make the repurchases. 41st Annual J.P. Morgan Healthcare Conference The Company is scheduled to present at the 41st Annual J.P. Morgan Healthcare Conference on Wednesday, January 11, 2023, at 7:30 p.m. ET. A live webcast of the presentation will be available on the Investor Relations section of the company’s website at www.integralife.com. Fourth Quarter and Full-Year 2022 Financial Results Conference Call

The Company will release fourth quarter and full-year 2022 financial results on Wednesday, February 22, 2023, before the market opens. In conjunction with the earnings release, Integra’s management team will host a conference call at 8:30 a.m. ET. As part of this call, the Company will provide an update on first-quarter and full-year 2023 expectations. A webcast of the call will be available via the Company’s website at www.integralife.com. About Integra LifeSciences Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, BioD™, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, Licox®, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, NeuraGen®, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit integralife.com. This news release contains forward-looking statements, including statements regarding the Company’s unaudited, preliminary fourth quarter and full-year 2022 financial results and statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast” and include, for example, statements related to the status of the Company’s product portfolio and clinical research; the Company’s operational plans, strategy and performance; the Company’s acquisition and divestiture strategy; the Company’s liquidity and financial position; future financial results; the Company’s plans with respect to share repurchases; and similar statements. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues and adjusted earnings per diluted share. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2021, and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise. The Company believes that the presentation of organic revenues and adjusted earnings per diluted share, both of which are non-GAAP financial measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations but has not provided a reconciliation to GAAP earnings per share, the closest comparable GAAP measure, because certain GAAP expense items are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, discontinuations, structural optimization charges, EU Medical Device Regulation-related charges, intangible asset amortization expenses and income tax impact from adjustments are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results as the items that are being excluded are difficult to predict. GAAP results and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure will be presented in connection with the Company’s press release reporting full financial results for the fourth quarter and full-year 2022 scheduled to be released on February 22, 2023. These non- GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of non- GAAP measures may differ from similarly titled measures used by others. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses organic revenues and earnings per diluted share, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this news release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com. Investor Relations Contact: Chris Ward (609) 772-7736 chris.ward@integralife.com Media Contact: Laurene Isip (609) 208-8121 laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

REPORTED REVENUE TO ORGANIC REVENUE RECONCILIATION

(UNAUDITED)

Note: Reconciliation provided at the mid-point of our preliminary revenue range; numbers may not add due to rounding

Dollars in millions	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2022	2021	Change	2022	2021	Change
Total Reported Revenues	$ 397.5	$ 405.5	(2.0)%	$ 1,557.1	$ 1,542.5	0.9%
Impact of changes in currency exchange rates	$ 11.3	—		37.9	—	
Less contribution of revenues from acquisitions [1]	(0.5)	—		(3.2)	—	
Less contribution of revenues from divested products	(0.1)	(7.7)		(1.8)	(11.2)	
Less contribution of revenues from discontinued products	(1.6)	(2.1)		(8.0)	(11.9)	
Total organic revenues [2]	$ 406.5	$ 395.7	2.7%	$ 1,581.9	$ 1,519.4	4.1%

[1] Q4 2022 adjustment includes revenues from SIA; FY 2022 adjustment includes revenues from SIA and ACell.
[2] Organic revenues have been adjusted to exclude foreign currency, acquisitions and to account for divested and discontinued products.